JAMAICA SAVINGS BANK FSB
                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of June 22, 1999 by and between JAMAICA SAVINGS BANK FSB, a federally chartered savings bank, having its principal office at 303 Merrick Road, Lynbrook, New York 11563 ("Bank"), and Edward P. Henson, an individual residing at (address omitted) ("Executive"). This Agreement amends, restates and supersedes the Employment Agreement dated as of June 27, 1990 and the Supplemental Employment Agreement dated as of July 9, 1996 by and between the Bank and the Executive. Any reference to the "Company" in this Agreement shall mean JSB Financial, Inc. and any successor thereto.

                              W I T N E S S E T H :

                  WHEREAS, the Executive is currently serving as President of the Bank, and the Bank wishes to assure itself of the services of the Executive for the period provided in this Agreement; and

                  WHEREAS, the Executive is willing to serve in the employ of the Bank on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Executive hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES.

                  During the period of his employment  hereunder,  the Executive agrees to serve as President of the Bank. The Executive shall render administrative and management services to the Bank such as are customarily performed by persons situated in a similar executive capacity and shall perform such other duties not inconsistent with his title and office as may be assigned to him by or under the authority of the Board of Directors of the Bank (the "Board"). The Executive shall have such authority as is necessary or appropriate to carry out his assigned duties. Failure to re-elect the Executive as President of the Bank (or a more senior position) or re-nominate the Executive as a Director of the Bank without the consent of the Executive shall constitute a breach of this Agreement.

2.       TERMS.

                  (a) The period of the Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written (the "Effective Date") and shall be for an initial term of three years. Prior to the first anniversary of the Effective Date of this Agreement and on each anniversary date thereafter (each, an "Anniversary Date"), the Board shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the third anniversary of the relevant Anniversary Date. For purposes of this Agreement, the term "Employment Period" shall mean the term of this Agreement plus such extensions as are provided herein.

                  (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, disability, holidays, reasonable vacation periods and reasonable leaves of absence, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder including (i) service as President of the Bank, and, if duly elected, a Director of the Bank, (ii) performance of such duties not inconsistent with his title and office as may be assigned to him by or under the authority of the Board or a more senior executive officer, and
(iii) such other activities and services related to the organization, operation and management of the Bank. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, industry or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Bank in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Bank. It is also expressly agreed that the Executive may conduct activities subsequent to the Effective Date that are generally accepted for an executive in his position, regardless of whether conducted by the Executive prior to the Effective Date.

                  (c) Notwithstanding anything herein contained to the contrary:
(i) the Executive's employment with the Bank may be terminated by the Bank or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Executive's employment following the expiration of the term of this Agreement upon such terms and conditions as the Board and the Executive may mutually agree.

                  (d) For all purposes of this Agreement, the term "Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to Section 2(a) of this Agreement) is then scheduled to expire.

3.       COMPENSATION AND REIMBURSEMENT.

                  (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1. The Bank shall pay the Executive as compensation a salary at an annual rate of not less than (salary omitted) per year or such higher rate as may be prescribed by or under the authority of the Board ("Base Salary"). The Base Salary payable under this Section 3 shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices. During the period of this Agreement, the Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board, and the Board may increase the Executive's Base Salary, which increased amount shall be considered the Executive's "Base Salary" for purposes of this Agreement. In no event shall the Executive's annual rate of Base Salary under this Agreement in effect at a particular time be reduced without his prior written consent. In addition to the Base Salary provided in this Section 3(a), the Bank shall provide the Executive at no cost to the Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

                  (b) The Bank will provide the Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without the Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect the Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), the Executive will be entitled to participate in or receive benefits under any employee benefit plans with respect to which the Executive satisfies the eligibility requirements, including, but not limited to, the Retirement Plan of Jamaica Savings Bank FSB ("RP"), the Incentive Savings Plan of Jamaica Savings Bank FSB ("ISP"), the Jamaica Savings Bank FSB Employee Stock Ownership Plan ("ESOP"), the Benefit Restoration Plan of Jamaica Savings Bank FSB ("BRP"), the JSB Financial, Inc. 1990 Stock Option Plan, the JSB Financial, Inc. 1996 Stock Option Plan, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and short-term disability insurance plans, or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which the Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

                  (c) The Executive's  principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location in New York City or in Nassau County or Suffolk County at which the Bank shall maintain its principal executive offices, or at such other location as the Board and the Executive may mutually agree upon. The Bank shall provide the Executive, at his principal place of employment with support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall provide the Executive with an automobile suitable to the position of President of the Bank, in accordance with prior practice, and such automobile may be used by the Executive in carrying out his duties under the Agreement, including commuting between his residence and his principal place of employment, and other personal use. The Bank shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as the Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

4. PAYMENTS TO THE EXECUTIVE UPON AN EVENT OF TERMINATION.

                  The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 9 and 28.

                  (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank or the Company of the Executive's full-time employment hereunder for any reason other than: following a Change in Control, as defined in Section 5; for Disability, as defined in Section 6; for Retirement, as defined in Section 8; for Cause, as defined in Section 9; or upon the Executive's death; or (ii) unless consented to by the Executive, the Executive's voluntary resignation from the Bank's employ, upon any: (A) failure to elect or re-elect or to appoint or re-appoint the Executive as President of the Bank or to nominate or re-nominate the Executive as a Director of the Bank or the Company, (B) material adverse change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above (and any such material change shall be deemed a continuing breach of this Agreement), (C) relocation of the Executive's principal place of employment by more than 30 miles from its location at the Effective Date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the Effective Date of this Agreement, (D) liquidation or dissolution of the Bank or the Company, or (E) material breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C), (D) or (E), above, the Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon written notice pursuant to Section 10 given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

                  (b) Upon the occurrence of an Event of Termination as set forth in Section 4(a), on the Date of Termination, as defined in Section 10, the Bank shall be obligated to pay, or to provide, the Executive, or, in the event of his subsequent death, to his surviving spouse or such other beneficiary or beneficiaries as the Executive may designate in writing, or if neither his estate, as severance pay or liquidated damages, or both, the benefits provided below and a payment equal to the sum of the payments set forth below:

                  (i) payment of the sum of (A) the Executive's annual Base Salary through the Date of Termination to the extent not theretofore paid and (B) any compensation previously deferred by the Executive
         (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (A) and (B) shall be hereinafter referred to as the "Accrued Obligations");

                  (ii) the benefits, if any, to which the Executive is entitled as a former employee under the Bank's or the Company's employee benefit plans and programs and compensation plans and programs;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and short-term disability insurance benefits as provided by the Bank or the Company, in addition to that provided pursuant to Section 4(b)(ii), if and to the extent necessary to provide for the Executive, for the remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled if he had continued working for the Bank during the remaining Unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period; provided, however, if the Executive has obtained group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and/or short-term disability insurance benefits coverage from another source, the Executive may, as of any month, make an irrevocable election to forego the continued coverage that would otherwise be provided hereunder for the remaining Unexpired Employment Period, or any portion thereof, in which case the Bank or the Company, upon receipt of the Executive's irrevocable election, shall pay the Executive an amount equal to the estimated cost to the Bank or the Company of providing such coverage during such period;

                  (iv) if and to the extent not already provided under Sections 4(b)(ii) and 4(b)(iii), continued health (including hospitalization, medical and major medical) and dental insurance benefits to the extent maintained by the Bank or the Company for its employees or retirees during the remainder of the Executive's lifetime and the lifetime of his spouse, if any, for so long as the Executive continues to reimburse the Bank for the cost of such continued coverage;

                  (v) a lump sum payment, as liquidated damages, in an amount equal to the Base Salary and bonus or other incentive compensation that the Executive would have earned if the Executive had continued working for the Bank and the Company during the remaining Unexpired Employment Period (A) at the highest annual rate of Base Salary and bonus or other incentive compensation achieved by the Executive during the three-year period immediately preceding the Executive's Date of Termination, except that (B) in the case of a Change in Control, such lump sum shall be determined based upon the Base Salary and the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining Unexpired Employment Period including the assumed increases referred to in clauses (i) and (ii) of Section 5(b);

                  (vi) a lump sum payment in an amount equal to the excess, if any, of: (A) the present value of the pension benefits to which the Executive would be entitled under the RP and the BRP (and under any other qualified and non-qualified defined benefit plans maintained by the Bank or the Company covering the Executive) as if he had continued working for the Bank during the remaining Unexpired Employment Period
         (x) at the highest annual rate of Base Salary and, if applicable, the highest bonus or other incentive compensation, respectively, achieved by the Executive during the three-year period immediately preceding the Executive's Date of Termination, except that (y) in the case of a Change in Control, such lump sum shall be determined based upon the Base Salary and, if applicable, the highest bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining Unexpired Employment Period including the assumed increases referred to in clauses (i) and (ii) of Section 5(b), and (z) in the case of a Change in Control, as if three additional years are added to the Executive's age and years of creditable service under the RP and the BRP and after taking into account any other compensation required to be taken into account under the RP and the BRP (and any other qualified and non-qualified defined benefit plans of the Bank or the Company, as applicable), over (B) the present value of the pension benefits to which he is actually entitled under the RP and the BRP (and any other qualified and non-qualified defined benefit plans) as of his Date of Termination, where such present values are to be determined using a discount rate of 6% and the mortality tables prescribed under section 72 of the Internal  Revenue Code of 1986, as amended  ("Code");
         and

                  (vii) a lump sum payment in an amount equal to the contributions that would have been made by the Bank or the Company on the Executive's behalf to the ISP and the ESOP and to the BRP with respect to such ISP and ESOP contributions (and to any other qualified and non-qualified defined contribution plans maintained by the Bank or the Company covering the Executive) as if the Executive had continued working for the Bank and the Company during the remaining Unexpired Employment Period making the maximum amount of employee contributions required, if any, under such plan or plans and earning (A) the highest annual rate of Base Salary and, if applicable, the highest bonus or other incentive compensation, respectively, achieved by the Executive during the three-year period immediately preceding the Executive's Date of Termination, except that (B) in the case of a Change in Control, such lump sum shall be determined based upon the Base Salary and, if applicable, the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining Unexpired Employment Period including the assumed increases referred to in clauses (i) and (ii) of Section 5(b).

The benefits to be provided  under,  and the amounts  payable  pursuant to, this
Section 4 shall be provided and be payable without regard to proof of damages and without regard to the Executive's efforts, if any, to mitigate damages. The Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances.

                  (c) Payments to the Executive under Section 4 shall be made within ten days of the Executive's Date of Termination.

                  (d) In the event payments are made under Section 4 or Section 5, the Executive may select an individual or firm to provide him with reasonable outplacement counseling services, and the Bank shall pay for the costs of such services; provided, however, that the cost to the Bank of such outplacement counseling services shall not exceed 25% of the Executive's Base Salary.

5.       CHANGE IN CONTROL.

                  (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or the Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or the Company shall mean any one or more of the following:

                  (i) An event of a nature that would be required to be reported in response to Item l(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (ii) An event of a nature that  results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, or the Change in Bank Control Act of 1978, as amended, as applicable, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") or its predecessor agency, the Federal Deposit Insurance Corporation ("FDIC") or the Board of Governors of the Federal Reserve System ("FRB"), as the case may be, as in effect on the date hereof, but excluding any such Change in Control resulting from the purchase of securities by the Company or the Bank's or the Company's tax-qualified employee benefit plans and trusts;

                  (iii) If any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the initial conversion of the Bank from mutual to stock form (the "Conversion") and any securities purchased by the Company or the Bank's or the Company's tax-qualified employee benefit plans and trusts;

                  (iv) If the individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board shall be considered as though he were a member of the Incumbent Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

                  (v) A merger, consolidation, reorganization, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity, other than a transaction following which (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank or the Company and (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank or the Company;

                  (vi) A proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or

                  (vii) A tender offer is completed for 20% or more of the voting securities of the Bank or Company then outstanding.

The "Change in Control Date" shall mean the date during the Employment Period on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated and if it is reasonably demonstrated by the Executive that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

                  (b) If any of the events described in Section 5(a) constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred, the Executive shall be entitled to the payments and the benefits provided below on the Change in Control Date. The amounts payable and the benefits to be provided under this Section 5(b) to the Executive shall consist of the payments and benefits that would be due to the Executive and the Executive's family under Section 4(b) for the Unexpired Employment Period as if an Event of Termination under Section 4(a) had occurred on the Change in Control Date. For purposes of determining the payments and benefits due under this Section 5(b), when calculating the payments due and benefits to be provided for the Unexpired Employment Period, it shall be assumed that for each year of the remaining term of this Agreement, the Executive would have received (i) an annual increase in Base Salary equal to the average percentage increase in Base Salary received by the Executive for the three-year period ending with the earlier of (x) the year in which the Change in Control Date occurs or (y) the year during which a definitive agreement, if any, governing the Change in Control is executed, with the first such increase effective as of the January 1st next following such three-year period and the second and third such increases effective as of the next two anniversaries of such January 1st, (ii) a bonus or other incentive compensation equal to the highest percentage rate of bonus or incentive compensation paid to the Executive during the three-year period referred to in clause (i) of this Section 5(b) times the Base Salary that the Executive would have been paid during the remaining term of this Agreement including the assumed increases referred to in clause (i) of this Section 5(b), (iii) the maximum contributions that could be made by or on behalf of the Executive with respect to any employee benefit plans and programs maintained by the Company and the Bank based upon the Base Salary and, if applicable, the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining term of this Agreement including the assumed increases referred to in clauses (i) and (ii) of this Section 5(b), and (iv) the present value of the pension benefits to which the Executive is entitled under Section 4(b)(vi) with respect to the RP and the BRP (and under any other qualified and non-qualified defined benefit plans maintained by the Bank or the Company covering the Executive) shall be determined as if he had continued working for the Bank during the remaining Unexpired Employment Period and shall be based upon the Base Salary and, if applicable, the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining term of this Agreement including the assumed increases referred to in clauses (i) and (ii) of this
Section 5(b). The benefits to be provided under, and the amounts payable pursuant to, this Section 5 shall be provided and be payable without regard to proof of damages and without regard to the Executive's efforts, if any, to mitigate damages. The Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any Change in Control are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances.

                  (c) Payments under Section 5(b) shall be made to the Executive on the Change in Control Date. Such payments shall be made regardless of whether the Executive's employment terminates.

6.       TERMINATION FOR DISABILITY.

                  (a) In the event of Termination for Disability, the Executive shall receive the benefits provided in Section 6(b); provided, however, that the benefits provided under Section 6(b) shall not be deemed to be in lieu of the benefits he is otherwise entitled as a former employee under the Bank or the Company's employee plans and programs. For purposes of this Agreement, the Executive may be terminated for disability only if (i) the Executive shall have been absent from his duties with the Bank on a full-time basis for at least six consecutive months, or (ii) a majority of the members of the Board acting in good faith determine that, based upon competent and independent medical evidence presented by a physician or physicians agreed upon by the parties, the Executive's physical or mental condition is such that he is totally and permanently incapable of engaging in any substantial gainful employment based upon his education, training and experience; provided, however, that on and after the earliest date on which a Change in Control of the Bank or the Company as defined in Section 5 occurs, such a determination shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a 60-day period following the date on which the Board shall, by written notice to the Executive, furnish him a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by his legal counsel at such presentations, to refute the grounds for the proposed determination.

                  (b) The Bank will pay the Executive as Disability pay, a bi-weekly payment equal to 100% of the Executive's bi-weekly annual rate of Base Salary in effect on the date of the Executive's Termination for Disability. In addition, the Bank will cause to be continued insurance coverage, including group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and short-term disability coverage substantially identical to the coverage maintained by the Bank or the Company for the Executive prior to his Termination for Disability. The Disability pay and coverages shall commence on the effective date of the Executive's termination and shall cease upon the earliest to occur of: (i) the date the Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his Termination for Disability and pursuant to an employment agreement between the Executive and the Bank; (ii) the Executive's full-time employment by another employer; (iii) the Executive's attaining the normal age of retirement or receiving benefits under the RP or other defined benefit pension plan of the Bank or the Company; (iv) the Executive's death; (v) the Executive's eligibility to collect payments under the disability provision of the RP or other defined benefit pension plan of the Bank or the Company; or (vi) the expiration of the term of this Agreement.

                  (c) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to the Executive during any period during which the Executive is incapable of performing his duties hereunder by reason of temporary disability.

7.       TERMINATION UPON DEATH.

                  The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. In such event, the Executive and the Executive's legal representatives shall be entitled to the following:

                   (i)  payment of the Executive's "Accrued Obligations;"

                  (ii) the continuation of all benefits to the Executive's family and dependents that would have been provided if the Executive had been entitled to the benefits under Section 4(b)(ii), (iii) and
         (iv), and

                  (iii) the timely payment of any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Bank and its affiliated companies (all such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

provided, however, that if the Executive dies while in the employment of the Bank, the amount of life insurance provided to the Executive by the Bank shall not be less than the lesser of $200,000 or three times the Executive's then annual Base Salary. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum cash payment within ten days of the Date of Termination. With respect to the provision of Other Benefits after the Change in Control Date, the term Other Benefits as utilized in this Section 7 shall include, without limitation, that the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Bank and affiliated companies to the estates and beneficiaries of peer executives of the Bank and such affiliates companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Change in Control Date.

8.       TERMINATION UPON RETIREMENT.

                  Termination by the Bank of the Executive based on "Retirement" shall mean termination in accordance with the Company's or the Bank's retirement policy or in accordance with any retirement arrangement established with the Executive's consent with respect to him. Upon termination of the Executive upon Retirement, the Executive shall be entitled to all benefits under the RP and any other retirement plan of the Bank or the Company and other plans to which the Executive is a party, and the Executive shall be entitled to the benefits, if any, that would be payable to him as a former employee under the Bank's or the Company's employee benefit plans and programs and compensation plans and programs.

9.       TERMINATION FOR CAUSE.

                  The terms "Termination for Cause" or "Cause" shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order, or any material breach of this Agreement, in such case as measured against standards generally prevailing at the relevant time in the savings and community banking industry. For purposes of this Section, no act, or the failure to act, on the Executive's part shall be "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of the Bank or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Bank. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

10.      NOTICE.

                  (a) Any purported termination by the Bank or by the Executive shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (b) Subject to Section 10(c), "Date of Termination" shall mean
(A) if the Executive's employment is terminated for Disability, 30 days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such 30-day period), and
(B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate).

                  (c) If, within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

                  (d) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement or under any other benefit or compensation plans or programs maintained by the Bank or the Company from time to time. The Executive shall not have the right to receive compensation or other benefits for any period after a Termination for Cause as defined in Section 9 hereinabove.

                  (e) Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party, as follows. If to the Executive, (address omitted); if to the Bank, Jamaica Savings Bank FSB, 303 Merrick Road, Lynbrook, New York 11563, Attention:
Chief Executive Officer, with a copy to Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, Attention: Douglas J. McClintock, Esq.

11.      POST-TERMINATION OBLIGATIONS.

                  (a) All payments and benefits to the Executive under this Agreement shall be subject to the Executive's compliance with paragraph (b) of this Section 11 during the term of this Agreement and for one full year after the expiration or termination hereof.

                  (b) The Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, that the Bank reimburses the Executive for the reasonable value of his time in connection therewith and for any out-of-pocket costs attributable thereto.

12.      COVENANT NOT TO COMPETE.

                  The Executive hereby covenants and agrees that for a period of one year following his Date of Termination, if such termination occurs prior to the end of the term of the Agreement, he shall not, without the written consent of the Board, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company if such position (a) entails working in (or providing services in) New York City, Nassau or Suffolk counties or (b) entails working in (or providing services in) any other county that is both (i) within the Bank's primary trade (or operating) area at the time in question, which shall be determined by reference to the Bank's business plan as in effect from time to time, and (ii) in which the Bank engages in material or substantial deposit-taking functions or lending activities at such time; provided, however, that this Section 12 shall not apply if the Executive's employment is terminated for the reasons set forth in any of Sections 4, 5, 6 or 8.

13.      SOURCE OF PAYMENTS.

                  All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

14.      EFFECT ON PRIOR AGREEMENTS.

                  This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and the Executive, including the Employment Agreement dated June 27, 1990 and the Supplemental Employment Agreement dated July 9, 1996, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provisions of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

15.      EFFECT OF ACTION UNDER COMPANY AGREEMENT.

                  Notwithstanding any provision herein to the contrary, to the extent that full compensation payments and benefits are paid to or received by the Executive under the Employment Agreement, dated June 22, 1999, as it may be amended from time to time, between the Executive and the Company, such compensation payments and benefits paid by the Company will be deemed to satisfy the corresponding obligations of the Bank under this Agreement.

16.      NO ATTACHMENT.

                  Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

17.      MODIFICATION AND WAIVER.

                  (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                  (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

18.      SUCCESSOR AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Bank, its successors and assigns, including any successor by purchase, merger, consolidation or otherwise or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Any such successor of the Bank shall be deemed to have assumed this Agreement and to have become obligated hereunder to the same extent as the Bank and the Executive's obligations hereunder shall continue in favor of such successor.

19.      SEVERABILITY.

                  If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

20.      HEADINGS FOR REFERENCE ONLY.

                  The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. Any reference in this Agreement to a Section or Subsection shall refer to a Section or Subsection of this Agreement, except as otherwise specified.

21.      GOVERNING LAW.

                  This Agreement shall be governed by the laws of the State of New York, without reference to conflicts of law principles.

22. INDEMNIFICATION AND ATTORNEYS' FEES.

                  (a) The Bank shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with his consultation with legal counsel or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement. The Bank agrees to pay all such costs as they are incurred by the Executive, to the full extent permitted by law, and without regard to whether the Bank believes that it has a defense to any action, suit or proceeding by the Executive or that it is not obligated for any payments under this Agreement.

                  (b) In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due the Executive under this Agreement.

                  (c) The Bank shall indemnify, hold harmless and defend the Executive for any act taken or not taken, or any omission or failure to act, by him in good faith while performing services for the Bank or the Company to the same extent and upon the same terms and conditions as other similarly situated officers and directors of the Bank or the Company. If and to the extent that the Bank or the Company, maintains, at any time during the Employment Period, an insurance policy covering the other officers and directors of the Bank or the Company against lawsuits, the Bank or the Company shall use its best efforts to cause the Executive to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors.

23.      TAX INDEMNIFICATION.

                  (a)  Subject to the  provisions  of  Section  28 hereof,  this
Section 23 shall apply if a change "in the ownership or effective control" of the Bank or "in the ownership of a substantial portion of the assets" of the Bank occurs within the meaning of section 280G of the Code. If this Section 23 applies, then with respect to any taxable year in which the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Bank, the Company or any direct or indirect subsidiary or affiliate of the Bank to (or for the benefit of) the Executive, the Bank shall pay to the Executive an amount equal to X determined under the following formula:

                  X    =                         E x P
                            -------------------------------------------------
                                  1 - [(FI x (1 - SLI)) + SLI + E + M]

                  where

                  E        =  the rate at which the excise tax is assessed under
                           section 4999 of the Code;

                  P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 23;

                  FI = the highest effective marginal rate of income tax applicable to the Executive under the Code for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments);

                  SLI = the sum of the highest effective marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments); and

                  M        =  the  highest   marginal   rate  of  Medicare   tax
                           applicable to the Executive under the Code for the taxable year in question.

Attached as Appendix A to this Agreement is an example that illustrates application of this Section 23. Any payment under this Section 23 shall be adjusted so as to fully indemnify the Executive on an after-tax basis so that the Executive would be in the same after-tax financial position in which he would have been if no excise tax under section 4999 of the Code had been imposed. With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement or otherwise and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this Section 23(a) shall be made to the Executive on the earlier of (i) the date the Bank, the Company or any direct or indirect subsidiary or affiliate of the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

                  (b) Notwithstanding anything in this Section 23 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 23(a), the Executive or the Bank, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 23(a), when increased by the amount of the payment made to the Executive under this Section 23(b) by the Bank, or when reduced by the amount of the payment made to the Bank under this Section 23(b) by the Executive, equals the amount that, it is finally determined, should have properly been paid to the Executive under Section 23(a). The interest paid under this Section 23(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this Section 23, the Executive shall furnish to the Bank a copy of each tax return which reflects a liability for an excise tax payment made by the Bank, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

24.      NON-EXCLUSIVITY OF RIGHTS.

                  Except as otherwise provided herein, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Bank or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Bank or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Bank or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding the foregoing, in the event of a termination of employment, the amounts provided in Section 4 or Section 5, as applicable, shall be the Executive's sole remedy for any purported breach of this Agreement by the Bank.

25.      MITIGATION; OTHER CLAIMS.

                  The Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

26.      CONFIDENTIAL INFORMATION.

                  The Executive shall hold in a fiduciary capacity for the benefit of the Bank all secret or confidential information, knowledge or data relating to the Bank or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Bank or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Bank, the Executive shall not, without the prior written consent of the Bank or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Bank and those designated by it. For purposes of this Agreement, secret and confidential information, knowledge or data relating to the Bank or any of its affiliates, and their respective business, shall not include any information that is public, publicly available or available through trade association sources. Notwithstanding any other provision of this Agreement to the contrary, the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of this Section 26, the Bank shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunction or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages or posting any bond or other security, and without prejudice to any other remedies that may be available at law or in equity.

27.      ACCESS TO DOCUMENTS.

                  The Executive shall have the right to obtain copies of any Bank or Bank documents that the Executive reasonably believes, in good faith, are necessary or appropriate in determining his entitlement to, and the amount of, payments and benefits under this Agreement.

28.      REQUIRED REGULATORY PROVISIONS.

                  The following provisions are included for the purpose of complying with various laws, rules and regulations applicable to the Bank:

                  (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under Section 4(b) hereof (exclusive of amounts described in Sections 4(b)(i) and (ii)) exceed three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years).

                  (b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  (c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under Section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

                  (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

                  (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of Section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

                  (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OTS or his or her designee or the FDIC, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the Director of the OTS or his or her designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent  that any of the  foregoing  provisions  shall  cease to be
required  by  applicable  law,  rule  or  regulation,   the  same  shall  become
inoperative as though eliminated by formal amendment of this Agreement.

                                   SIGNATURES


                  IN WITNESS WHEREOF, JAMAICA SAVINGS BANK FSB. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and the Executive has signed this Agreement, on the 22nd day of June, 1999.


ATTEST:                                 JAMAICA SAVINGS BANK FSB

Joanne Corrigan                         By: Park T. Adikes
---------------                             --------------
Joanne Corrigan                             Park T. Adikes
Secretary                                   Chairman and Chief Executive Officer






[Seal]







WITNESS:

                                            Edward P. Henson
                                            ----------------
                                            Edward P. Henson

STATE OF NEW YORK          )
                                            : ss.:
COUNTY OF NASSAU           )

                  On this 22nd day of June, 1999, before me personally came Park
T. Adikes, to me known, who, being by me duly sworn, did depose and say that he is Chairman and Chief Executive Officer of Jamaica Savings Bank FSB, the federally chartered savings bank described in and which executed the foregoing instrument; that he knows the seal of said bank; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said bank; and that he signed his name thereto by like order.




                                                       Name:
                                                            Notary Public


STATE OF NEW YORK          )
                                            : ss.:
COUNTY OF NASSAU           )

                  On this 22nd day of June, 1999, before me personally came Edward P. Henson, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.




                                                        Name:
                                                             Notary Public

                                   APPENDIX A
                                   ----------

     1. INTRODUCTION. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended ("Code"), impose a 20% non-deductible federal excise tax on a person if the payments and benefits in the nature of compensation to or for the benefit of that person that are contingent on a change in the ownership or effective control of the Company or the Bank or in the ownership of a substantial portion of the assets of the Company or the Bank (such payments and benefits are considered "parachute payments" under section 280G) exceed three times the person's "base amount" under section 280G. Section 23 of the Agreement provides for the Executive to receive a tax indemnification payment (sometimes referred to as a "gross-up" payment) if the payments and benefits in the nature of compensation to or for the benefit of the Executive that are considered parachute payments cause the imposition of an excise tax under section 4999 of the Code. Capitalized terms in this Appendix A that are not defined in this Appendix A have the meaning used in the Employment Agreement with the Executive.

     2. PURPOSE. The purpose of this Appendix A is to illustrate how the tax indemnification or gross-up payment would be computed. The amounts, figures and rates used in this example are meant to be illustrative and do not reflect the actual payments and benefits that would be made to the Executive under this Agreement. For purposes of this example, it is assumed that a change in control within the meaning of section 280G of the Code has occurred and that:

     (a) The value of the insurance benefits required to be provided to a hypothetical employee "Z" under sections 4(b)(iii) and 5(b) of the Agreement for medical, dental, life and other insurance benefits during the unexpired employment period is $23,000.

     (b) The annual rate of Z's salary covered by the Agreement is $100,000, and Z received annual salary increases of 4%, 5% and 6% (i.e., a three-year average of 5%) for each of the prior three years. Hence, the amount payable under sections 4(b)(v) and 5(b) of the Agreement for salary during the unexpired employment period would be $331,013 [$105,000 + $110, 250 + $115,763].

     (c) Z received annual bonuses equal to 20% of his salary in each of the prior three years. Hence, the amount payable under sections 4(b)(v) and 5(b) of the Agreement for bonuses during the unexpired employment period would be $66,203 [20% x ($105,000 + $110,250 + $115,763)].

     (d) The amount payable under sections 4(b)(vi) and 5(b) of the Agreement for the present value of the additional RP and BRP accruals during the unexpired employment period would be $45,000.

     (e) The amount payable under sections 4(b)(vii) and 5(b) of the Agreement for additional contributions to the ESOP, 401(k) Plan and BRP during the unexpired employment period would be $20,000.

     (f) Z's base amount (i.e., average W-2 wages for the five-year period preceding the change in control) is $87,000.

     3. DETERMINE IF Z IS SUBJECT TO AN EXCISE TAX. Z's parachute payments would total $485,216 [$23,000 + $331,013 + $66,203 + $45,000 + $20,000]. Three times
Z's base amount is $261,000 [3 x $87,000]; accordingly, Z is subject to an excise tax because $485,216 exceeds $261,000. Z's "excess parachute payments" under section 280G of the Code are equal to Z's total parachute payments minus one times Z's base amount, or $398,216 [$485,216 - $87,000]. If Z were not protected by section 23 of the Agreement, Z would be subjected to an excise tax of $79,643 [$398,216 x 20%], in addition to ordinary income taxes.

     4. Compute Z's Tax Indemnification Payment. Z's tax indemnification payment under section 23 of the Agreement would be computed pursuant to the following formula:


               E x P                                  .2 x $398,216
X =  ------------------------------------  =  ----------------------------------
     1 - [(FI x (1 - SLI)) + SLI + E + M]     1 - [.368874 + .0685 + .2 + .0145]


where
                  E     =  excise tax rate under section 4999 of the Code [20%];

                  P     =  the amount  with respect to which such  excise tax is
                           assessed determined without regard to section 23 of the Agreement [$398,216];

                  FI    =  the  highest  effective  marginal rate of  income tax
                           applicable to Z under the Code for the taxable year in question [assumed to be 39.6% in this example, but in actuality, the rate is adjusted to take into account any phase-out or loss of deductions, personal exemptions and other similar adjustments];

                  SLI   =  the sum  of the highest effective  marginal  rates of
                           income tax applicable to Z under applicable state and local laws for the taxable year in question [assumed to be 6.85% in this example, but in actuality, the rate is adjusted to take into account any phase-out or loss of deductions, personal exemptions and other similar adjustments]; and

                  M     =  the highest  marginal rate of Medicare tax applicable
                           to Z under the Code for the year in question [1.45%].

     In this example,  the amount of tax indemnification  payment due to Z under section 23 of the Agreement would be $79,643 [.2 x $398,216] divided by 0.348126 [1 - (.368874 + .0685 + .2 + .0145)], or $228,777. Such amount would be payable in addition to the other amounts payable under the Agreement in order to put Z in approximately the same after-tax position that Z would have been in if there were no excise tax imposed under sections 280G and 4999 of the Code. The tax indemnification to Z of $228,777 would in turn be a parachute payment subject to excise tax under sections 280G and 4999. Accordingly, Z's actual excess parachute payment would be $626,993 [$485,216 - $87,000) + $228,777)] resulting in an excise tax of $125,399 [$626,993 x 20%]. The difference between the indemnification. payment and the excise tax [$103,378] is an amount equal to the sum of the income and other applicable taxes due on the indemnification payment [($228,777 x .368874) + ($228,777 x .0685) + ($228,777 x .0145)], confirming that the amount of the tax indemnification payment is sufficient to satisfy all of Z's tax liability resulting from the excess parachute payment.